AMENDMENT 1999-1
                                     TO THE
                  NATIONAL PENN BANCSHARES, INC. PENSION PLAN

As authorized by Section 10.1 of the National Penn Bancshares, Inc. Pension Plan ("Plan") as amended and restated effective January 1, 1989, the employer, National Penn Banchares, Inc., hereby amends the Plan in the following manner:

FIRST: Article I is amended to clarify the coverage of employees of National Penn Mortgage Co. as to whether such individuals will be members of the covered class of employees. As amended, the definition of "Covered Class" in Article I shall contain additional provisions that shall read as follows:

     (a) Any individual who performs one Hour of Service as an Employee of National Penn Mortgage Co. (or who following a break in service is reemployed as an employee of National Penn Mortgage Co. and performs one Hour of Service) on or after June 1, 1999 shall not be in the Covered Class.

     (b) Any individual who first performs one Hour of Service as an Employee of National Penn Bancshares, Inc. (or who following a break in service is reemployed as an Employee of National Penn Bancshares, Inc. and performs one Hour of Service) on or after June 1, 1999 and who is subsequently transferred to the employment of National Penn Mortgage Co. shall not be in the Covered Class as of the date of transfer.

     (c) Any individual who is a Participant in the Plan on or before May 31, 2000, who first performs one Hour of Service as an Employee of National Penn Bancshares, Inc. (or who following a break in service is reemployed as an Employee of National Penn Bancshares, Inc. and performs one Hour of Service) on or before May 31, 1999, and who is then transferred to the employment of National Penn Mortgage Co. on or before May 31, 2000 shall continue to be in the Covered Class and shall continue to accrue benefits under the terms of the Plan.

     (d) Any individual who is a Participant in the Plan on or before May 31, 2000, who first performs one Hour of Service as an Employee of National Penn Bancshares, Inc. ( or who following a break in service is reemployed as an Employee of National Penn Banchares, Inc. and performs one Hour of Service) on or before May 31, 1999, and who is then transferred to the employment of National Penn Mortgage Co. on or before June 1, 2000 shall cease to be in the Covered Class and shall cease to accrue benefits under the terms of the Plan. The Accrued Benefit of such a Participant shall be calculated as provided in
Section 5.6.

SECOND: This amendment is made effective as of January 1, 2000.

THIRD: All other provisions of the Plan remain in full force and effect.

Executed this 23rd day of February, 2000 by the duly authorized agent of National Penn Bancshares, Inc.


                                       /s/ Sandra Spayd
                                       Title: Corporate Secretary